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                                                                    EXHIBIT 99.1


                   GENERAL MAGIC ANNOUNCES $4.7 MILLION EQUITY
                  FINANCING ARRANGEMENT WITH PRIVATE INVESTORS

     SUNNYVALE, Calif. (December 4, 2001) - General Magic, Inc. (Nasdaq: GMGC), a pioneer in voice infrastructure software, today announced that it has raised $4.7 million for working capital purposes through a private financing transaction in which the Company sold shares of its common stock to Zimmer Lucas Partners, LLC, and other institutions.

     The Company issued these securities under the Company's "shelf" registration statement. The registration statement, as amended (Registration Number. 333-66126), was declared effective by the Securities and Exchange Commission on November 27, 2001.

     "The investors involved are sophisticated high technology specialists that have thoroughly researched the company and have substantial relationships within the financial community that, we believe, will be beneficial to General Magic," stated David Russian, Chief Financial Officer at General Magic. " "We are dedicated to building relationships with common stock investors that have demonstrated their willingness to support long-term growth and progress of the Company."

     The Company's common stock was sold in the financing for a purchase price per share equal to 75% of the average closing bid price of the Company's

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common stock on The Nasdaq National Market during the five trading days prior to
December 3, 2001.

     Mr. Russian remarked, "In addition, with this commitment in hand from what we believe will be long-term investors, we are better positioned to protect the interests of all stockholders as it relates to the price of our stock."

ABOUT GENERAL MAGIC

General Magic is a leading voice infrastructure software company that provides enterprise-grade software and supporting voice dialog design and hosting services that enable companies to quickly and efficiently provide anytime, anywhere access to information and services over the telephone. General Magic's VoiceXML & J2EE(TM)-based solutions enable enterprises to readily integrate voice access into enterprise applications using a broad selection of speech recognition technologies and telephony interfaces. These solutions help make voice a strategic tool in helping businesses improve the customer experience, reduce transaction costs, and provide high quality, voice branded access to content and services. General Magic is headquartered in Sunnyvale, California. For additional information, visit www.generalmagic.com.

General Magic notes that this press release contains certain "forward-looking" statements, and that those forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause industry trends, or actual results, performance or achievement to be materially different from any future trends, results, performance or achievements expressed or implied by these statements. These include, among others, risks and uncertainties concerning the adequacy of the Company's financial resources to execute its business plan; market acceptance of the Company's voice application products and services; the Company's ability to generate sufficient revenues from its products and services to operate profitably; the Company's ability to attract, retain and motivate key technical, sales, marketing and management personnel; the ability of the Company to establish and maintain relationships with businesses that have high volume customer interactions, and to establish alliances with companies that offer technology solutions for such businesses; the challenges inherent in the development, delivery and implementation of complex technologies; and the Company's ability to respond effectively to competitive developments. These and other risks and uncertainties are detailed

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in General Magic's Quarterly Report on Form 10-Q, as amended, filed with the
Securities and Exchange Commission on November 21, 2001.

General Magic and magicTalk are trademarks of General Magic, Inc., which may be registered in some jurisdictions


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